SUB-ITEM 77Q1(A)

                                 AMENDMENT NO. 1
                                     TO THE
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                       AIM SELECT REAL ESTATE INCOME FUND

          This Amendment No. 1 amends the Amended and Restated Agreement and Declaration of Trust dated March 11, 2002, as previously amended and restated dated May 15, 2002, and further amended and restated effective as of September 14, 2005 (the "Declaration") of AIM Select Real Estate Income Fund (the "Trust").

          WHEREAS, by unanimous consent of the Board of Trustees of the Trust effective as of June 30, 2003, the Trustees amended the Declaration by adopting resolutions amending and restating the Statement Establishing and Fixing the Rights and Preferences of Auction Rate Preferred Shares (as amended and restated, the "Second Revised Statement");

          WHEREAS, the Board of Trustees incorporated the resolutions into the Declaration by affixing the Second Revised Statement thereto pursuant to a Second Amended and Restated Amendment No. 1 to the Declaration; and

          WHEREAS, the Board of Trustees has, as of even date herewith, amended and restated the Declaration, and therefore desires to incorporate the resolutions into the Declaration by affixing the Second Revised Statement to the Declaration.

          NOW THEREFORE,

     1. The Declaration is hereby amended by adding, as Attachment A thereto, the Second Revised Statement, which Second Revised Statement is attached as Attachment I to this Amendment No. 1.

     2. All references in the Declaration to "this Agreement" shall mean the Declaration as amended by this Amendment No. 1.

     3. Except as specifically amended by this Amendment No. 1, the Declaration is hereby confirmed and remains in full force and effect.

     4. This Amendment is effective as of September 14, 2005.

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     5. Pursuant to Section 9.7 of the Declaration, this Amendment No. 1 may be executed by a duly authorized officer of the Trust.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of September 14, 2005.


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                        Name: Robert H. Graham
                                        Title: President, Vice Chair and
                                               Principal Executive Officer


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                                  ATTACHMENT I

                       AIM SELECT REAL ESTATE INCOME FUND

                           SECOND AMENDED AND RESTATED
         STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF
                AUCTION RATE PREFERRED SHARES (THE "STATEMENT")

     The Trust hereby certifies that:

     FIRST: Pursuant to the authority expressly vested in the Board of Trustees by Article II of the Trust's Amended and Restated Agreement and Declaration of Trust (which, as hereafter restated or amended from time to time, is together with this Statement called the "Declaration"), the Board of Trustees has, by resolution, established the Preferred Shares as an additional Class of shares of beneficial interest of the Portfolio and authorized the issuance of an unlimited number of Preferred Shares, $0.001 par value, designated as Auction Rate Preferred Shares ("ARPS") and further classified as ARPS Series M, W, R and F (each such series, together with additional series of ARPS the issuance of which may be authorized, a "Series"), each with a liquidation preference of $25,000 per share.

     SECOND: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of ARPS and each Series are as follows:

                                   DESIGNATION

     Series M: A series of Preferred Shares, liquidation preference $25,000 per Share, is hereby designated "Series M Auction Rate Preferred Shares" ("ARPS Series M"). Each Share of ARPS Series M shall have an Applicable Rate for its initial Dividend Period (which Dividend Period shall commence as of the Date of Original Issue of ARPS Series M and shall continue through and including the day immediately preceding the initial Dividend Payment Date) equal to 1.85% per annum and an initial Dividend Payment Date of August 6, 2002 and each Share of ARPS Series M shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in this Declaration applicable to Preferred Shares of the Trust, as are set forth in Part I and Part II of this Statement. ARPS Series M shall constitute a separate series of Preferred Shares of the Trust.

     Series W: A series of Preferred Shares, liquidation preference $25,000 per Share, is hereby designated "Series W Auction Rate Preferred Shares" ("ARPS Series W"). Each Share of ARPS Series W shall have an Applicable Rate for its initial Dividend Period (which Dividend Period shall commence as of the Date of Original Issue of ARPS Series W and shall continue through and including the day immediately preceding the initial Dividend Payment Date)equal to 1.85% per annum and an initial Dividend Payment Date of August 8, 2002, and each Share of ARPS Series W shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in this Declaration applicable to Preferred Shares of the

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Trust, as are set forth in Part I and Part II of this Statement. ARPS Series W shall constitute a separate series of Preferred Shares of the Trust.

     Series R: A series of Preferred Shares, liquidation preference $25,000 per Share, is hereby designated "Series R Auction Rate Preferred Shares" ("ARPS Series R"). Each Share of ARPS Series R shall have an Applicable Rate for its initial Dividend Period (which Dividend Period shall commence as of the Date of Original Issue of ARPS Series R and shall continue through and including the day immediately preceding the initial Dividend Payment Date)equal to 1.85% per annum and an initial Dividend Payment Date of August 9, 2002, and each Share of ARPS Series R shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in this Declaration applicable to Preferred Shares of the Trust, as are set forth in
Part I and Part II of this Statement. ARPS Series R shall constitute a separate series of Preferred Shares of the Trust.

     Series F: A series of Preferred Shares, liquidation preference $25,000 per Share, is hereby designated "Series F Auction Rate Preferred Shares" ("ARPS Series F"). Each Share of ARPS Series F shall have an Applicable Rate for its initial Dividend Period (which Dividend Period shall commence as of the Date of Original Issue of ARPS Series F and shall continue through and including the day immediately preceding the initial Dividend Payment Date)equal to 1.85% per annum and an initial Dividend Payment Date of August 5, 2002, and each Share of ARPS Series F shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in this Declaration applicable to Preferred Shares of the Trust, as are set forth in
Part I and Part II of this Statement. ARPS Series F shall constitute a separate series of Preferred Shares of the Trust.

     As used in Part I and Part II of this Statement, capitalized terms shall have the meanings provided in Part III of this Statement or otherwise in this Declaration; provided, however, that solely for purposes of this Statement, if there are any inconsistencies between the definitions in Part III of this Statement and the definitions otherwise in this Declaration, the definitions in
Part III of this Statement shall control.


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

                               PART I: ARPS TERMS

     1.   Number of Shares; Ranking.

          (a) The initial number of ARPS Series M, ARPS Series W, ARPS Series R and ARPS Series F shares that are authorized for issuance is 2,050 shares, 2,050 shares, 2,050 shares and 2,050 shares, respectively. Notwithstanding any other provision in this Declaration, no fractional shares of ARPS Series M, ARPS Series W, ARPS Series R or ARPS Series F shall be issued.

          (b) Any Shares of a Series that at any time have been redeemed or repurchased by the Trust shall, after such redemption or repurchase, be deemed to be canceled.

          (c) The Shares of each Series shall rank on a parity with any other Preferred Shares (including any other ARPS) as to the payment of dividends to which such Shares are entitled and the distribution of assets upon dissolution, liquidation or termination of the Trust.

          (d) No holder of Shares of any Series shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Shares of any Series, Common Shares or other securities of the Trust that it may hereafter issue or sell.

          (e) Subject to the provisions of Sections 6(f) and 11(b) of Part I of this Statement, the Board of Trustees may, in the future, authorize the issuance of additional Preferred Shares, designated as ARPS Series M, W, R or F, with the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms of the respective Series herein described, except that the Applicable Rate for their initial Dividend Period, their initial Dividend Payment Date and any other changes in the terms herein set forth shall be as set forth in an amendment to this Declaration.

     2.   Dividends.

          (a) The Holders of Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends on their Shares at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph (b) of this
Section 2. Dividends on the Outstanding ARPS of any Series issued on the Date of Original Issue shall accumulate from the Date of Original Issue.

          (b) (1) Dividends shall be payable when, as and if declared by the Board of Trustees following the initial Dividend Payment Date, subject to subparagraph (b)(ii) of this Section 2, on the Shares of each Series, with respect to any Dividend Period on the first Business Day following the last day of such Dividend Period; provided, however, if the Dividend Period is greater than 30 days then on a monthly basis on the first Business Day of each month within such Dividend Period and on the first Business Day following the last day of such Dividend Period.


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

               (ii) If a day for payment of dividends resulting from the application of subparagraph (b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

               (iii) The Trust shall pay to the Paying Agent not later than 12:00 Noon, New York City time, on each Dividend Payment Date for the Shares of each Series, an aggregate amount of funds available on such Dividend Payment Date in the City of New York, New York, equal to the dividends to be paid to all Holders of such Shares on such Dividend Payment Date. The Trust shall not be required to establish any reserves for the payment of dividends.

               (iv) All moneys paid to the Paying Agent for the payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned on such moneys, will, to the extent permitted by applicable law, be repaid to the Trust at the end of 90 days from the date on which such moneys were to have been so applied.

               (v) Each dividend on a Series shall be paid on the Dividend Payment Date therefor to the Holders of that Series as their names appear on the share ledger or share records of the Trust on the Business Day next preceding such Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

          (c) (i) The dividend rate on Outstanding ARPS of each Series during the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period therefor shall be equal to the rate per annum set forth under "Designation" above. For each subsequent Dividend Period with respect to the Outstanding ARPS of ARPS Series M, W, R and F thereafter, the dividend rate shall be equal to the rate per annum that results from an Auction; provided, however, that if an Auction for any subsequent Dividend Period of a Series is not held for any reason or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all Shares of a Series being the subject of Submitted Hold Orders), then the dividend rate on the Shares of a Series for any such Dividend Period shall be the Maximum Rate (except (i) during a Default Period when the dividend rate shall be the Default Rate, as set forth in Section 2(c)(ii) below; or (ii) after a Default Period and prior to the beginning of the next Dividend Period when the dividend rate shall be the Maximum Rate at the close of business on the last Business Day of such Default Period). The All Hold Rate will apply automatically following an Auction in which all of the Outstanding ARPS of a Series are subject (or are deemed to be subject) to Hold Orders. The


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

          rate per annum at which dividends are payable on Shares of a Series as determined pursuant to this Section 2(c)(i) shall be the "Applicable Rate."

               (ii) Subject to the cure provisions below, a "Default Period" with respect to a particular Series will commence on any date the Trust fails to deposit irrevocably in trust in same-day funds with the Paying Agent as of the date and time required in Section 2(b)(iii) hereof with respect to dividends and Section 3(a)(iii) hereof with respect to redemptions, whether because of the restrictions set forth in Section 2(f) of this Part I or otherwise, (A) the full amount of any dividend on that Series payable on the Dividend Payment Date (a "Dividend Default") or (B) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption Default," and together with a Dividend Default, hereinafter referred to as "Default"). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price shall have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing after the beginning of a Default Period shall be a Standard Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period applicable to that Series.

               (iii) No Default Period with respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Trust) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360 for each Series. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

               (iv) The amount of dividends per Share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one
          (1) year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such Share was an Outstanding ARPS and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend Period of one (1) year or more, the amount of dividends per Share payable on any Dividend


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

          Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed as described in the preceding sentence, except that it will be determined on the basis of a year consisting of twelve 30-day months.

          (d) Any dividend payment made on Shares of any Series shall first be credited against the earliest accumulated but unpaid dividends due with respect to such Series.

          (e) Notwithstanding any other provision in this Declaration, for so long as there are any Outstanding ARPS, except as contemplated by Part I of this Statement, the Trust will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest of the Trust, if any, ranking junior to ARPS as to dividends or upon liquidation) in respect of Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with ARPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of beneficial interest of the Trust ranking junior to ARPS as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of beneficial ownership of the Trust ranking junior to or on a parity with ARPS as to dividends and upon liquidation), unless (i) immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount and the 1940 Act ARPS Asset Coverage would be achieved, (ii) full cumulative dividends on ARPS due on or prior to the date of the transaction have been declared and paid and (iii) the Trust has redeemed the full number of ARPS required to be redeemed by any provision for mandatory redemption contained in Section 3(a)(ii).

          (f) The Trust will not declare any dividend (except a dividend payable in Shares of the Trust), or declare any other distribution, upon any class of Shares of the Trust, or purchase any such Shares, unless, in every such case, any class of senior securities representing indebtedness (as defined in the 1940
Act) has at the time of the declaration of any such dividend or distribution or at the time of any such purchase an asset coverage (as defined in the 1940 Act) of at least 300 per centum after deducting the amount of such dividend, distribution, or purchase price, as the case may be, except that dividends may be declared upon any Preferred Shares if such senior security representing indebtedness has an asset coverage (as defined in the 1940 Act) of at least 200 per centum at the time of declaration thereof after deducting the amount of such dividend.

     3.   Redemption.

          (a) (1) After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the 1940 Act and Delaware law, the Trust may, at its option, redeem in whole or in part out of funds legally available therefor Shares of a Series (A) herein designated as having a Dividend Period of one year or less on the first Business Day after the last day of such Dividend Period by delivering a notice of redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption, at a redemption price per


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

          Share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption ("Redemption Price"), or (B) herein designated as having a Dividend Period of more than one year on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption not less than 30 days and not more than 60 days prior to the date fixed for such redemption, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 4 of this Statement; provided, however, that during a Dividend Period of more than one year no Shares of a Series will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Trustees after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Trust shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless, on the date on which the Trust intends to give such notice and on the date of redemption (a) the Trust has available certain Deposit Securities with maturity or tender dates not later than the Business Day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of a Series by reason of the redemption of such Series on such date fixed for the redemption and (b) the Trust would have Eligible Assets with an aggregate Discounted Value at least equal the ARPS Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 3 shall be applicable in such circumstances in the event the Trust makes the deposit and takes the other action required thereby.

               (ii) If the Trust fails to maintain, as of any Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount or, as of the last Business Day of any month, the 1940 Act ARPS Asset Coverage, and such failure is not cured within ten Business Days following such Valuation Date in the case of a failure to maintain the ARPS Basic Maintenance Amount or on the last Business Day of the following month in the case of a failure to maintain the 1940 Act ARPS Asset Coverage as of such last Business Day (each an "Asset Coverage Cure Date"), ARPS will be subject to mandatory redemption out of funds legally available therefor. The number of ARPS to be redeemed in such circumstances will be equal to the lesser of (A) the minimum number of ARPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Trust having Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount, or sufficient to satisfy 1940 Act ARPS Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of ARPS the redemption of which would have such result, all Outstanding ARPS will be redeemed), and (B) the maximum number of ARPS that can be redeemed out of funds expected to be available therefor on the


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

          Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iii) of this Section 3.

               (iii) The Trust shall allocate the number of ARPS required to be redeemed pursuant to the foregoing Section 3(a)(ii) to satisfy the ARPS Basic Maintenance Amount or the 1940 Act ARPS Asset Coverage, as the case may be, pro rata among the Holders of ARPS in proportion to the number of ARPS that they hold plus the number of other Preferred Shares subject to mandatory redemption provisions similar to those contained in this Section 3, subject to the further provisions of this subparagraph (iii). The Trust shall effect any required mandatory redemption pursuant to subparagraph (a)(ii) or (a)(iii) of this
          Section 3 no later than 30 days after the Asset Coverage Cure Date (the "Mandatory Redemption Date"), except that if the Trust does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of ARPS which would be required to be redeemed by the Trust under clause (A) of subparagraph (a)(ii) or subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Trust otherwise is unable to effect such redemption on or prior to such Mandatory Redemption Date, the Trust shall redeem those ARPS, and other Preferred Shares which it was unable to redeem, on the earliest practicable date on which the Trust will have such funds available, upon notice pursuant to Section 3(b) to record owners of ARPS to be redeemed and the Paying Agent. The Trust will deposit with the Paying Agent funds sufficient to redeem the specified number of ARPS with respect to a redemption required under subparagraph (a)(ii) or subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding ARPS are to be redeemed pursuant to this Section 3(a)(iii), the number of ARPS to be redeemed shall be redeemed pro rata from the Holders of such ARPS in proportion to the number of ARPS held by such Holders, by lot or by such other method as the Trust shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. "Mandatory Redemption Price" means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

          (b) In the event of a redemption pursuant to Section 3(a) hereof, the Trust will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Trust shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to subparagraph (a)(i) above, one Business Day prior to the giving of notice to the Holders, (ii) in the case of a mandatory redemption pursuant to subparagraph (a)(ii) above, on or prior to the 30th day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of Shares of each Series called for redemption not later than the close of business on the


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

Business Day immediately following the day on which the Auction Agent determines the Shares to be redeemed (or, during a Default Period with respect to such Shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Trust). The Auction Agent shall confirm such telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of Shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of each Series at their addresses appearing on the share records of the Trust. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the number and identity of ARPS to be redeemed, (iii) the redemption price (specifying the amount of accumulated dividends to be included therein), (iv) that dividends on ARPS to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all ARPS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of ARPS to be redeemed from such Holder.

          (c) Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 7(e) hereof, no ARPS may be redeemed unless all dividends in arrears on the Outstanding ARPS and all shares of beneficial interest of the Trust ranking on a parity with ARPS with respect to payment of dividends or upon liquidation, have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding ARPS pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding ARPS.

          (d) Upon the deposit of funds sufficient to redeem Shares of any Series with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such Shares shall cease to accumulate and such Shares shall no longer be deemed to be Outstanding ARPS for any purpose (including, without limitation, for purposes of calculating whether the Trust has maintained the requisite ARPS Basic Maintenance Amount or the 1940 Act ARPS Asset Coverage), and all rights of the Holder of the Shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price shall be paid by the Paying Agent in accordance with Section 3(g) hereof. The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of ARPS called for redemption on such date and (ii) such other amounts, if any, to which Holders of Shares of each Series called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by applicable law, be paid to the Trust, after which time the Holders of ARPS so called for redemption may look only to the Trust for payment of the redemption price and all other amounts, if any, to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

          (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem Shares of any Series shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any Shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Trust may not have redeemed Shares of any Series for which a Notice of Redemption has been given, dividends may be declared and paid on ARPS and shall include those ARPS for which Notice of Redemption has been given but for which deposit of funds has not been made.

          (f) All moneys paid to the Paying Agent for payment of the redemption price of Shares of any Series called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of Shares so to be redeemed.

          (g) So long as any Shares of any Series are held of record by the nominee of the Securities Depository, the redemption price for such Shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

          (h) Except for the provisions described above, nothing contained in this Statement limits any right of the Trust to repurchase or otherwise acquire any Shares of each Series outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such repurchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any Shares of any Series for which Notice of Redemption has been given and the Trust is in compliance with the 1940 Act ARPS Asset Coverage and has Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount after giving effect to such repurchase or acquisition on the date thereof. Any Shares which are repurchased, redeemed or otherwise acquired by the Trust shall have no voting rights. If fewer than all the Outstanding ARPS of any Series are redeemed or otherwise acquired by the Trust, the Trust shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Trustees.

          (i) In the case of any redemption pursuant to this Section 3, only whole ARPS shall be redeemed, and in the event that any provision of this Declaration would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole ARPS are redeemed.

          (j) Notwithstanding anything herein to the contrary, including, without limitation, Sections 2(e), 6(f) and 11 of Part I hereof, the Board of Trustees may establish and issue additional series of Preferred Shares, including other Series, ranking prior to or on a parity with ARPS with respect to the payment of dividends or the distribution of assets upon the dissolution or liquidation of the Trust or the termination of the Trust or the Preferred Shares, to the extent permitted by the 1940 Act only if, upon issuance, either
(A) the net proceeds from the sale of Shares of such additional series (or such portion thereof needed to redeem or repurchase the Outstanding ARPS) are deposited with the Paying Agent in accordance with
Section 3(d) of Part I hereof, Notice of Redemption as contemplated by Section 3(b) of Part I hereof has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding ARPS or (B) the Trust would meet the 1940 Act ARPS Asset Coverage, the ARPS Basic Maintenance Amount and the requirements of Section 11 of Part I hereof.

     4.   Designation of Dividend Period.

          (a) The initial Dividend Period for each Series is as set forth under "Designation" above. The Trust will designate the duration of subsequent Dividend Periods of each Series; provided, however, that no such designation is necessary for a Standard Rate Period and, provided further, that any designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Paying Agent the full amount of any dividend on, or the redemption price of, ARPS shall have been cured as provided above, (iii) Sufficient Clearing Bids shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Rate Period, (iv) if the Trust shall have mailed a Notice of Redemption with respect to any ARPS, the redemption price with respect to such ARPS shall have been deposited with the Paying Agent, and
(v) the Trust has confirmed that as of the Auction Date next preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount, and the Trust has consulted with the Broker-Dealers and has provided notice of such designation and an ARPS Basic Maintenance Certificate to Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and so requires.

          (b) If the Trust proposes to designate any Special Rate Period, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Rate Period is fewer than eight days) nor more than thirty Business Days prior to the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and confirmed in writing promptly thereafter. Each such notice shall state (A) that the Trust proposes to exercise its option to designate a succeeding Special Rate Period, specifying the first and last days thereof and (B) that the Trust will by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Dividend Period shall be a Standard Rate Period.

     No later than 3:00 p.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Trust shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

               (i) a notice stating (A) that the Trust has determined to designate the next succeeding Dividend Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

               (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period.

If the Trust fails to deliver either such notice with respect to any designation of any proposed Special Rate Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of paragraph (a) of this Section 4 by 3:00 p.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

     5. Restrictions on Transfer. Shares of a Series may be transferred only (a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or
(c) to the Trust or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose Shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding ARPS through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the Shares of a Series issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

     6. Voting Rights.

          (a) Except as otherwise provided in this Declaration or as otherwise required by applicable law, (i) each Holder of Shares of any Series shall be entitled to one vote for each Share of any Series held on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of Outstanding Preferred Shares, including each Series, and Common Shares shall vote together as a single Class on all matters submitted to shareholders; provided, however, that, at any meeting of the shareholders of the Trust held for the election of a class of Trustees that includes a Preferred Share Trustee, the holders of the Outstanding Preferred Shares, including each Series, represented in person or by proxy at said meeting, shall be entitled, as a Class and to the exclusion of the holders of Common Shares and all other securities of the Trust, to elect such Preferred Share Trustee, each Preferred Share entitling the holder thereof to one vote. The identity of the nominees for Preferred Share Trustees may be fixed by the Board of Trustees pursuant to the Bylaws. Subject to paragraph (b) of this Section 6, the holders of Common Shares that are Outstanding Shares and the holders of Outstanding Preferred Shares, including each Series, voting together as a single Class, shall elect the balance of the Trustees.

          (b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), and notwithstanding the maximum number of Trustees set forth in this Declaration, the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Preferred Share Trustees elected exclusively by the holders of Preferred Shares, including each Series, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of the Outstanding Preferred Shares, including each Series, shall be entitled, voting as a Class on a one-vote-per-Share basis and to the exclusion of the holders of Common Shares and all other securities of the Trust, to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

               (i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years' dividends shall be due and unpaid; or

               (ii) if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the Trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares, including each Series, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.

          (c) As soon as practicable after the accrual of any right of the holders of Preferred Shares, including each Series, to elect additional Trustees as described in paragraph (b) of this Section 6, the Trust shall notify the Auction Agent and shall call a special meeting of such holders. The Trust shall instruct the Auction Agent to mail a notice of such special meeting to such holders and, notwithstanding any other provision of the Bylaws, such meeting shall be held not less than 10 nor more than 30 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares, including each Series, held during a Voting Period at which Trustees are to be elected, such holders, voting together as a Class and to the exclusion the holders of Common Shares and all other securities of the Trust, shall be entitled to elect the number of Trustees prescribed in paragraph (b) of this
Section 6 on a one-vote-per-share basis.

          (d) During the Voting Period, the terms of office of all persons who are Trustees at the time of a special meeting of Holders of ARPS and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by such holders of the number of Trustees that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Trustees elected by such holders and the remaining incumbent Trustees elected by the holders of Common Shares and Preferred Shares, shall constitute the duly elected Trustees of the Trust, notwithstanding the maximum number of Trustees set forth in this Declaration.

          (e) Notwithstanding any other provision in this Declaration, simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders of ARPS and the holders of other Preferred Shares pursuant to paragraph (b) of this Section 6 shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of such holders to elect additional Trustees pursuant to paragraph (b) of this Section 6 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

          (f) Notwithstanding any other provision in this Declaration, so long as there are any Outstanding Preferred Shares, the Trust will not, without the affirmative Majority Shareholder Vote of the Preferred Shares, voting as a separate Class (i) amend, alter or repeal any of the preferences, rights or powers of the Preferred Shares so as to affect materially and adversely such preferences, rights or powers as defined in Section 6(h) below; (ii) increase the number of Preferred Shares authorized for issuance; (iii) establish or issue any class of shares of beneficial interest of the Trust or any series thereof, including additional Preferred Shares or series thereof, ranking senior to or on a parity with the existing Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of beneficial interest or series thereof ranking senior to or on a parity with the existing Preferred Shares or reclassify any authorized Shares into any Shares ranking senior to or on a parity with the existing Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of either Section 3(j) or Section 11 hereof, as applicable, the Board of Trustees, without the vote or consent of the holders of the Preferred Shares, may from time to time establish, designate and classify, and the Trust may from time to time issue, additional Preferred Shares and series thereof, including other Series of ARPS, ranking on a parity with ARPS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or termination of the Trust, and may reclassify and/or issue any additional Shares of each Series, subject to continuing compliance by the Trust with 1940 Act ARPS Asset Coverage and ARPS Basic Maintenance Amount requirements); (iv) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any trust action in furtherance of any such action; (v) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Trust's assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to ARPS, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness excepted under clause
(vi) below or as otherwise permitted by the Trust's investment policies and restrictions, (E) liens to secure payment for services rendered including, without limitation, services rendered by the Trust's custodian and the Auction Agent, and (F) liens, pledges, security interests or other encumbrances arising from swap agreements; or (vi) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Trust may borrow as may be permitted by the Trust's investment policies and restrictions; provided, however, that transfers of assets by the Trust subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Trust has Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount as of the immediately preceding Valuation Date.

          (g) The affirmative Majority Shareholder Vote of the Outstanding Preferred Shares, including each Series, voting as a separate Class, shall be required to approve any plan of reorganization (as such term is used in the 1940
Act) adversely affecting such Shares or any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. In the event a vote of holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's, S&P and any such Other Rating Agency, as applicable, of the results of such vote.

          (h) The affirmative Majority Shareholder Vote of the Outstanding ARPS of a Series, voting separately from any other Series or other series of Preferred Shares, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of that Series in a manner different from that of other Series or series of Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any right, preference or power unless such matter (i) alters or abolishes any preferential right of such Series; (ii) creates, alters or abolishes any right in respect of redemption of such Series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such Series. The vote of Holders of Shares of any Series described in this Section 6(h) will in each case be in addition to and not in lieu of any separate vote of the requisite percentage of Common Shares and/or Preferred Shares that is necessary to authorize the action in question.

          (i) The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series, or any other shareholder of the Trust, may from time to time amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Trust, or confirm the applicability of covenants and other obligations set forth herein, all in connection with obtaining or maintaining the rating of Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Preferred Shares, including ARPS, or the holders thereof, provided that the Board of Trustees receives written confirmation from Moody's, S&P or such Other Rating Agency, as applicable (with such confirmation in no event being required to be obtained from a particular rating agency with respect to definitions or other provisions relevant only to and adopted in connection with another rating agency's rating of any Series) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such rating agency.

     In addition, subject to compliance with applicable law, the Board of Trustees may amend the definition of Maximum Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of the Preferred Shares, including any Series, or any other shareholder of the Trust, and without receiving any confirmation from Moody's, S&P or any Other Rating Agency, as applicable, after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the ARPS Basic Maintenance Amount.

          (j) Unless otherwise required by applicable law, Holders of Shares of any Series shall not have any relative rights or preferences or other special rights other than those specifically set forth in this Declaration. The Holders of Shares of any Series shall have no rights to cumulative voting. In the event that the Trust fails to pay any dividends on the Shares of any Series, the exclusive remedy of the Holders thereof shall be the right to vote for Trustees pursuant to the provisions of this Section 6.

          (k) The foregoing voting provisions will not apply with respect to any Series if, at or prior to the time when a vote is required, such Series has been
(i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (l) Notwithstanding anything to the contrary in this Section 6, to the extent that Article VI of this Declaration establishes a higher voting requirement for Preferred Shares with respect to any voting right described in this Section 6, such higher voting requirement in Article VI shall control.

     7.   Liquidation Rights.

          (a) Upon the dissolution, liquidation or termination of the Trust, whether voluntary or involuntary, the Holders of Outstanding ARPS of each Series, together with holders of any Shares ranking on a parity with each Series upon dissolution, liquidation or termination of the Trust, shall be entitled to receive and to be paid out of the assets of the Trust (or the proceeds thereof) available for distribution to its shareholders after satisfaction of claims of creditors of the Trust an amount equal to the liquidation preference with respect to such Shares. The liquidation preference for each Series shall be $25,000 per Share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or a sum sufficient for the payment thereof is set apart with the Paying Agent. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant Shares.

          (b) If, upon any such liquidation, dissolution or termination of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all Outstanding Preferred Shares, including ARPS, shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of all Outstanding Preferred Shares, including ARPS, ratably in any such distribution of assets according to the respective amounts which would be payable on all such Shares if all amounts thereon were paid in full.

          (c) Upon the dissolution, liquidation or termination of the Trust, whether voluntary or involuntary, until payment in full is made to the Holders of ARPS of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of Common Shares or any other shares of beneficial interest of the Trust ranking junior to ARPS upon the dissolution, liquidation or termination of the Trust and no repurchase, redemption or other acquisition for any consideration by the Trust shall be made in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to ARPS upon dissolution, liquidation or termination of the Trust.

          (d) A consolidation, reorganization or merger of the Trust with or into any other Person, or a sale, lease or exchange of all or substantially all of the assets of the Trust in consideration for the issuance of equity securities of another Person, shall not be deemed to be a liquidation, dissolution or termination of the Trust, whether voluntary or involuntary, for the purposes of this Section 7.

          (e) After the payment to the holders of Preferred Shares, including ARPS, of the full preferential amounts provided for in this Section 7, the holders of Preferred Shares, including ARPS, as such shall have no right or claim to any of the remaining assets of the Trust.

          (f) In the event the assets of the Trust or proceeds thereof available for distribution to the Holders of ARPS, upon any dissolution, liquidation or termination of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution shall be made on account of any Shares ranking on a parity with ARPS unless proportionate distributive amounts shall be paid on account of ARPS, ratably, in proportion to the full distributable amounts to which holders of all such parity Shares are entitled upon such dissolution, liquidation or termination.

          (g) Subject to the rights of the holders of Shares ranking on a parity with ARPS with respect to the distribution of assets upon the dissolution, liquidation or termination of the Trust, after payment shall have been made in full to the Holders of ARPS as provided in paragraph (a) of this Section 7, but not prior thereto, any Shares ranking junior to ARPS with respect to the distribution of assets upon the dissolution, liquidation or termination of the Trust shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of ARPS shall not be entitled to share therein.

     8. Auction Agent. For so long as there are any Outstanding ARPS, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that there are any Outstanding ARPS, the Trust shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

     9. 1940 Act ARPS Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which there are any Outstanding ARPS, asset coverage with respect to

ARPS which is equal to or greater than the 1940 Act ARPS Asset Coverage; provided, however, that Section 3(a)(ii) hereof shall be the sole remedy in the event the Trust fails to do so.

     10. ARPS Basic Maintenance Amount. So long as there are any Outstanding ARPS and Moody's, S&P or any Other Rating Agency which so requires is then rating ARPS, the Trust shall maintain, as of each Valuation Date, Moody's Eligible Assets (if Moody's is then rating ARPS), S&P Eligible Assets (if S&P is then rating ARPS) and (if applicable) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the ARPS Basic Maintenance Amount; provided, however, that Section 3(a)(ii) hereof shall be the sole remedy in the event the Trust fails to do so.

     11. Certain Other Restrictions. Notwithstanding any other provision in this Declaration, for so long as there are any Outstanding ARPS and Moody's, S&P or any Other Rating Agency which so requires is then rating such ARPS, the Trust will not, unless it has received written confirmation from Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and (if applicable) such Other Rating Agency that any such action would not impair the rating then assigned by such rating agency to a Series, engage in any one or more of the following activities or transactions:

          (a) purchase or sell futures contracts or options thereon with respect to portfolio securities or write unsecured put or uncovered call options on portfolio securities;

          (b) issue additional ARPS or any Shares ranking prior to or on a parity with ARPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or termination of the Trust;

          (c) engage in any short sales of securities;

          (d) merge or consolidate into or with any other Person;

          (e) utilize any pricing service other than FT Interactive Data, Reuters, Telekurs, Bloomberg Financial Markets, J.J. Kenney Pricing Service, Merrill Lynch Securities Pricing Service or Bridge Data Corp., or any other pricing service then permitted by S&P and Moody's, or fail to notify S&P and Moody's upon a change of the Trust's then-current pricing service provider; or

          (f) enter into any interest rate swap or cap agreement, unless: (1) the value of such agreement is marked to market daily by the counterparty; (2) upon failure of the trust to maintain Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount, the Trust will have the right to terminate such agreement and the Trust shall terminate such agreement; (3) the counterparty to such agreement agrees that it will not institute against the Trust any bankruptcy, reorganization, insolvency, arrangement or liquidation proceedings under the laws of the United States or any state thereof; and (4) the Trust obtains such rating agency confirmation with respect to any amendment to, or transfer of, such agreement.

     For purposes of valuation of Moody's Eligible Assets: (A) if the Trust writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of ARPS, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Trust writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security; and (C) call or put option contracts which the Trust buys have no value. For so long as ARPS are rated by Moody's: (A) the Trust will not engage in options transactions for leveraging or speculative purposes; (B) the Trust will not write or sell any anticipatory contracts pursuant to which the Trust hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Trust will not enter into an option transaction with respect to portfolio securities unless, after giving effect thereto, the Trust would continue to have Eligible Assets with an aggregate Discounted Value equal to or greater than the ARPS Basic Maintenance Amount; (D) the Trust will not enter into an option transaction with respect to portfolio securities unless after giving effect to such transaction the Trust would continue to be in compliance with the provisions relating to the ARPS Basic Maintenance Amount;
(E) for purposes of the ARPS Basic Maintenance Amount assets in margin accounts are not Eligible Assets; (F) the Trust shall write only exchange-traded options on exchanges approved by Moody's; (G) where delivery may be made to the Trust with any of a class of securities, the Trust shall assume for purposes of the ARPS Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Trust will not engage in forward contracts; and (I) there shall be a quarterly audit made of the Trust's options transactions by the Trust's independent accountants to confirm that the Trust is in compliance with these standards.

     12. Compliance Procedures. For so long as there are any Outstanding ARPS and Moody's, S&P or any Other Rating Agency which so requires is then rating such ARPS:

          (a) As of each Valuation Date, the Trust shall determine in accordance with the procedures specified herein (i) the Market Value of each Eligible Asset owned by the Trust on that date, (ii) the Discounted Value of each such Eligible Asset using the Discount Factors, (iii) whether the ARPS Basic Maintenance Amount is met in accordance with Section 10 as of that date, (iv) the value of the total assets of the Trust, less all liabilities, and (v) whether the 1940 Act ARPS Asset Coverage is met as of that date. Upon any failure to maintain the ARPS Basic Maintenance Amount in the case of clause (iii) or 1940 Act ARPS Asset Coverage in the case of clause (v), the Trust shall notify via fax or e-mail, the Auction Agent, Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS before 5:00 p.m. EST on the first Business Day after the relevant Valuation Date.

          (b) Upon any failure to maintain the required ARPS Basic Maintenance Amount or 1940 Act ARPS Asset Coverage on any Valuation Date, the Trust may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing ARPS outside of an Auction or in the event of a failure to file a certificate on a timely basis, submitting the requisite certificate), subject to the fiduciary obligations of the Board of Trustees, to reattain (or certify in the case of a failure to file on a timely basis, as the case may be) the required ARPS Basic Maintenance Amount or 1940 Act ARPS Asset Coverage on or prior to the Asset Coverage Cure Date.

          (c) Compliance with the ARPS Basic Maintenance Amount and 1940 Act ARPS Asset Coverage tests shall be determined with reference only to the Outstanding ARPS.

          (d) The Trust shall deliver to the Auction Agent and Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires a certificate which sets forth a determination of items (i)-(iii) of paragraph (a) of this
Section 12 and any other information as such rating agencies may require (a "ARPS Basic Maintenance Certificate") as of (A) the Date of Original Issue, (B) the last Valuation Date of each month, (C) any date requested by any such rating agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Trust's cure of a failure to meet the ARPS Basic Maintenance Amount Test,
(E) any day that Common Shares or Preferred Shares, including ARPS, are redeemed and (F) any day the Eligible Assets have an aggregate discounted value less than or equal to 115% of the ARPS Basic Maintenance Amount. Such ARPS Basic Maintenance Certificate shall be delivered via fax or e-mail on or before the fifth Business Day after the relevant Valuation Date or Asset Coverage Cure Date except that such ARPS Basic Maintenance Certificate shall be delivered in the case of clause (D) and (F) on the first Business Day after the relevant Valuation Date or the Asset Coverage Cure Date.

          (e) The Trust shall deliver to the Auction Agent, Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires a certificate with respect to the calculation of the 1940 Act ARPS Asset Coverage, the value of the portfolio holdings of the Trust and any other information as such rating agencies may require (a "1940 Act ARPS Asset Coverage Certificate") (i) as of the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each month thereafter, and (B) as of the Business Day on or before the Asset Coverage Cure Date relating to the failure to satisfy the 1940 Act ARPS Asset Coverage. Such 1940 Act ARPS Asset Coverage Certificate shall be delivered via fax or e-mail in the case of clause (i) on the Date of Original Issue, in the case of clause (ii)(A) on or before the fifth Business Day after the relevant Valuation Date and in the case of clause (ii)(B) on or before the first Business Day after the relevant the Asset Coverage Cure Date. The certificates of (d) and (e) of this Section 12 may be combined into a single certificate.

          (f) Within ten Business Days of the Date of Original Issue, the Trust shall deliver to the Auction Agent, Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires a letter prepared by the Trust's independent accountants (an "Accountant's Certificate") regarding the accuracy of the calculations made by the Trust in the ARPS Basic Maintenance Certificate and the 1940 Act ARPS Asset Coverage Certificate required to be delivered by the Trust as of the Date of Original Issue. As soon as practicable and in no event later than ten Business Days after the Trust has filed its Certified Shareholder Report on Form N-CSR with respect to a fiscal year of the Trust (the "Annual Form N-CSR"), the Trust will deliver to the Auction Agent, Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires an Accountant's Certificate regarding the accuracy of the calculations made by the Trust in its ARPS Basic Maintenance Certificate for the last Valuation Date of the fiscal year of the Trust: (i) such Accountant's Certificate, and (ii) a copy of the Annual Form N-CSR. Such Accountant's Certificate will take into account the audited financial statements of the Trust contained in Annual Form N-CSR. As soon as practicable and in no event later than ten Business Days after the Trust has filed its Annual Form N-CSR, the Trust will deliver to the Auction Agent, Moody's (if Moody's is then rating ARPS), S&P (if S&P is then rating ARPS) and any Other Rating Agency which is then rating ARPS and which so requires an Accountant's Certificate regarding the accuracy of the calculations made by the Trust in its 1940 Act ARPS Asset Coverage Certificate for the last Valuation Date of the fiscal year of the Trust, such Accountant's Certificate. Such Accountant's Certificate will take into account the audited financial statements of the Trust contained in Annual Form N-CSR. In addition, the Trust will deliver to the relevant persons specified in the preceding sentence an Accountant's Certificate regarding the accuracy of the calculations made by the Trust on each ARPS Basic Maintenance Certificate and 1940 Act ARPS Asset Coverage Certificate delivered pursuant to clause (D) of paragraph (d) or clause (ii)(B) of paragraph
(e) of this Section 12, as the case may be, within ten days after the relevant Asset Coverage Cure Date. If an Accountant's Certificate delivered with respect to an Asset Coverage Cure Date shows an error was made in the Trust's report with respect to such Asset Coverage Cure Date, the calculation or determination made by the Trust's independent accountants will be conclusive and binding on the Trust with respect to such reports. If any other Accountant's Certificate shows that an error was made in any such report, the calculation or determination made by the Trust's independent accountants will be conclusive and binding on the Trust; provided, however, any errors shown in the Accountant's Certificate filed on an annual basis shall not be deemed to be a failure to maintain the ARPS Basic Maintenance Amount on any prior Valuation Dates.

          (g) The Accountant's Certificates referred to in paragraph (f) of this
Section 12 will confirm, based upon the independent accountant's review, (i) the mathematical accuracy of the calculations reflected in the related ARPS Basic Maintenance Amount and 1940 Act ARPS Asset Coverage Certificates, as the case may be, and (ii) that the Trust determined whether the Trust had, at such Valuation Date, Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount in accordance with this Declaration.

          (h) In the event that an ARPS Basic Maintenance Certificate or 1940 Act ARPS Asset Coverage Certificate with respect to an applicable Valuation Date is not delivered within the time periods specified in this Section 12, the Trust shall be deemed to have failed to maintain the ARPS Basic Maintenance Amount or the 1940 Act ARPS Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 12(b) hereof. In the event that an ARPS Basic Maintenance Certificate or 1940 Act ARPS Asset Coverage Certificate or the applicable Accountant's Certificates with respect to an applicable Asset Coverage Cure Date are not delivered within the time periods specified herein, the Trust shall be deemed to have failed to have Eligible Assets with an aggregate Discounted Value at least equal to the ARPS Basic Maintenance Amount or the 1940 ARPS Asset Coverage, as the case may be, as of the related Valuation Date, and such failure shall be deemed not to have been cured as of such Asset Coverage Cure Date for purposes of the mandatory redemption provisions.

     13. Notice. All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, via fax, via e-mail, by telecopier or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 13 shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed.

     14. Waiver. Holders of at least two-thirds of the Outstanding Preferred Shares, acting collectively, or each Series, acting separately, may waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Trustees.

     15. Termination. In the event that there are no Outstanding ARPS, all rights and preferences of ARPS established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement shall terminate.

     16. Amendment. Subject to the provisions of this Statement, so long as shareholder approval is not required pursuant to this Declaration, the Board of Trustees may, by resolution duly adopted and without shareholder approval, amend this Statement. To the extent permitted by applicable law, the Board of Trustees may interpret, amend or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any patent defect.

                           PART II: AUCTION PROCEDURES

     1.   Orders

          (a) Prior to the Submission Deadline on each Auction Date for Shares of a Series:

               (i) each Beneficial Owner of Shares of such Series may submit to its Broker-Dealer by telephone or otherwise information as to:

                    (A) the number of Outstanding ARPS, if any, of such Series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for Shares of such Series for the next succeeding Rate Period of such Shares;

                    (B) the number of Outstanding ARPS, if any, of such Series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for Shares of such Series for the next succeeding Rate Period of Shares of such Series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                    (C) the number of Outstanding ARPS, if any, of such Series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for Shares of such Series for the next succeeding Rate Period of Shares of such Series;

and

               (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including persons that are not Beneficial Owners, on such lists to determine the number of Shares, if any, of such Series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for Shares of such Series for the next succeeding Rate Period of Shares of such Series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

     For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i) (A), (i) (B), (i) (C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by a Beneficial Owner or an Existing Holder of Shares of a Series subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding ARPS of such Series specified in such Bid if the Applicable Rate for Shares of such Series determined on such Auction Date shall be less than the rate specified therein;

               (B) such number or a lesser number of Outstanding ARPS of such Series to be determined as set forth in clause (iv) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for Shares of such Series determined on such Auction Date shall be equal to the rate specified therein; or

               (C) the number of Outstanding ARPS of such Series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for Shares of such Series, or such number or a lesser number of Outstanding ARPS of such Series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Rate for Shares of such Series and Sufficient Clearing Bids for Shares of such Series do not exist.

          (ii) A Sell Order by a Beneficial Owner or an Existing Holder of Shares of a Series subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding ARPS of such Series specified in such Sell Order; or

               (B) such number or a lesser number of Outstanding ARPS of such Series as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for Shares of such Series do not exist;

          PROVIDED, HOWEVER, that a Broker-Dealer that is an Existing Holder with respect to Shares of a Series shall not be liable to any person for failing to sell such Shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 2 of this Part II if (1) such Shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section 5 of Part I hereof or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes in good faith that it is not the Existing Holder of such Shares.

          (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of Shares of a Series subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

               (A) the number of Outstanding ARPS of such Series specified in such Bid if the Applicable Rate for Shares of such Series determined on such Auction Date shall be higher than the rate specified therein; or

               (B) such number or a lesser number of Outstanding ARPS of such Series as set forth in clause (v) of paragraph (a) of Section 4 of this Part II if the Applicable Rate for Shares of such Series determined on such Auction Date shall be equal to the rate specified therein.

          (c) No Order for any number of ARPS other than whole numbers of ARPS shall be valid.

     2.   Submission of Orders by Broker-Dealers to Auction Agent

          (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Shares of a Series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of Shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of Shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such Shares:

               (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

               (ii) the aggregate number of Shares of such Series that are the subject of such Order;

               (iii) to the extent that such Bidder is an Existing Holder of Shares of such Series:

                    (A) the number of Shares, if any, of such Series subject to any Hold Order of such Existing Holder;

                    (B) the number of Shares, if any, of such Series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                    (C) the number of Shares, if any, of such Series subject to any Sell Order of such Existing Holder; and

               (iv) to the extent such Bidder is a Potential Holder of Shares of such series, the rate and number of Shares of such Series specified in such Potential Holder's Bid.

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

          (c) If an Order or Orders covering all of the Outstanding ARPS of a Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding ARPS of such Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding ARPS of such Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding ARPS of such Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding ARPS of a Series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

               (i) all Hold Orders for Shares of such Series shall be considered valid, but only up to and including in the aggregate the number of Outstanding ARPS of such Series held by such Existing Holder, and if the number of Shares of such Series subject to such Hold Orders exceeds the number of Outstanding ARPS of such Series held by such Existing Holder, the number of Shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding ARPS of such Series held by such Existing Holder;

               (ii) (A) any Bid for Shares of such Series shall be considered valid up to and including the excess of the number of Outstanding ARPS of such Series held by such Existing Holder over the number of Shares of such Series subject to any Hold Orders referred to in clause (i) above;

                    (B) subject to subclause (A), if more than one Bid of an
               Existing Holder for Shares of such Series is submitted to the Auction Agent with the same rate and the number of Outstanding ARPS of such Series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of Shares of such Series subject to each Bid with the same rate shall be reduced pro rata to cover the number of Shares of such Series equal to such excess;

                    (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for Shares of such Series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such
               Outstanding ARPS of such Series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for Shares of such Series by or on behalf of a Potential Holder at the rate therein specified; and

               (iii) all Sell Orders for Shares of such Series shall be considered valid up to and including the excess of the number of Outstanding ARPS of such Series held by such Existing Holder over the sum of Shares of such Series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

          (e) If more than one Bid for one or more Shares of a Series is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of Shares therein specified.

          (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

     3. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate

          (a) Not earlier than the Submission Deadline on each Auction Date for Shares of a Series, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of Shares of such Series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such Series:

               (i) the excess of the number of Outstanding ARPS of such Series over the number of Outstanding ARPS of such Series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available ARPS" of such series);

               (ii) from the Submitted Orders for Shares of such Series whether:

                    (A) the number of Outstanding ARPS of such Series subject to
               Submitted Bids of Potential Holders specifying one or more rates less than or equal to the Maximum Rate for Shares of such Series;

               exceeds or is equal to the sum of:

                    (B) the number of Outstanding ARPS of such Series subject to
               Submitted Bids of Existing Holders specifying one or more rates less than or equal to the Maximum Rate for Shares of such Series; and

                    (C) the number of Outstanding ARPS of such Series subject to
               Submitted Sell Orders

     (in the event such excess or such equality exists (other than because the number of Shares of such Series in subclauses (B) and (C) above is zero because all of the Outstanding ARPS of such Series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for Shares of such Series); and

               (iii) if Sufficient Clearing Bids for Shares of such Series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for Shares of such Series) which if:

                    (A) (I) each such Submitted Bid of Existing Holders
               specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Shares of such Series that are subject to such Submitted Bids; and

                    (B) (I) each such Submitted Bid of Potential Holders
               specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

     would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding ARPS of such Series which, when added to the number of Outstanding ARPS of such Series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available ARPS of such Series.

          (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Trust of the Maximum Rate for Shares of the Series for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for Shares of such Series for the next succeeding Rate Period thereof as follows:

               (i) if Sufficient Clearing Bids for Shares of such Series exist, that the Applicable Rate for all Shares of such Series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for Shares of such Series so determined;

               (ii) if Sufficient Clearing Bids for Shares of such Series do not exist (other than because all of the Outstanding ARPS of such Series are subject to Submitted Hold Orders), that the Applicable Rate for all Shares of such Series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for Shares of such Series; or

               (iii) if all of the Outstanding ARPS of such Series are subject to Submitted Hold Orders, that the Applicable Rate for all Shares of such Series for the next succeeding Rate Period thereof shall be All Hold Rate.

     4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares

     Existing Holders shall continue to hold ARPS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of
Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids for Shares of a Series have been made, all Submitted Sell Orders with respect to Shares of such Series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this
Section 4, Submitted Bids with respect to Shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to Shares of such Series shall be rejected:

               (i) Existing Holders' Submitted Bids for Shares of such Series specifying any rate that is higher than the Winning Bid Rate for Shares of such Series shall be accepted, thus requiring each such Existing Holder to sell ARPS subject to such Submitted Bids;

               (ii) Existing Holders' Submitted Bids for Shares of such Series specifying any rate that is lower than the Winning Bid Rate for Shares of such Series shall be rejected, thus entitling each such Existing Holder to continue to hold ARPS subject to such Submitted Bids;

               (iii) Potential Holders' Submitted Bids for Shares of such Series specifying any rate that is lower than the Winning Bid Rate for Shares of such Series shall be accepted;

               (iv) each Existing Holder's Submitted Bid for Shares of such Series specifying a rate that is equal to the Winning Bid Rate for Shares of such Series shall be rejected, thus entitling such Existing Holder to continue to hold ARPS subject to such Submitted Bid, unless the number of Outstanding ARPS subject to all such Submitted Bids shall be greater than the number of ARPS ("remaining Shares") in the excess of the Available ARPS of such Series over the number of ARPS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold ARPS subject to such Submitted Bid, but only in an amount equal to the number of ARPS of such Series obtained by multiplying the number of remaining Shares by a fraction, the numerator of which shall be the number of Outstanding ARPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding ARPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for Shares of such Series; and

               (v) each Potential Holder's Submitted Bid for Shares of such Series specifying a rate that is equal to the Winning Bid Rate for Shares of such Series shall be accepted but only in an amount equal to the number of Shares of such Series obtained by multiplying the number of Shares in the excess of the Available ARPS of such Series over the number of ARPS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding ARPS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding ARPS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for Shares of such Series.

          (b) If Sufficient Clearing Bids for Shares of a Series have not been made (other than because all of the Outstanding ARPS of such Series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this
Section 4, Submitted Orders for Shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for Shares of such Series shall be rejected:

               (i) Existing Holders' Submitted Bids for Shares of such Series specifying any rate that is equal to or lower than the Maximum Rate for Shares of such Series shall be rejected, thus entitling such Existing Holders to continue to hold ARPS subject to such Submitted Bids;

               (ii) Potential Holders' Submitted Bids for Shares of such Series specifying any rate that is equal to or lower than the Maximum Rate for Shares of such Series shall be accepted; and

               (iii) Each Existing Holder's Submitted Bid for Shares of such Series specifying any rate that is higher than the Maximum Rate for Shares of such Series and the Submitted Sell Orders for Shares of such Series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the Shares of such Series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Shares of such Series obtained by multiplying the number of Shares of such Series subject to Submitted Bids described in clause (ii) of this paragraph by a fraction, the numerator of which shall be the number of Outstanding ARPS of such Series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding ARPS of such Series subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding ARPS of a Series are subject to Submitted Hold Orders, all Submitted Bids for Shares of such Series shall be rejected.

          (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a Series on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of ARPS of such Series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of Shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole number of ARPS.

          (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole number of ARPS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate ARPS of such Series for purchase among Potential Holders so that only whole numbers of ARPS of such Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing ARPS of such Series on such Auction Date.

          (f) Based on the results of each Auction for Shares of a Series, the Auction Agent shall determine the aggregate number of Shares of such Series to be purchased and the aggregate number of Shares of such Series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of Shares to be purchased and such aggregate number of Shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, ARPS of such Series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of Shares of a Series with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such Shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such Shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such Shares against payment therefor, partial deliveries of ARPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Shares of such Series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Shares of ARPS of any Series or to pay for ARPS of any Series sold or purchased pursuant to the Auction Procedures or otherwise.

                              PART III: DEFINITIONS

     1. As used in Part I and Part II of this Statement, capitalized terms shall have the meanings provided in Part III of this Statement or otherwise in this Declaration; provided, however, that solely for purposes of this Statement, if there are any inconsistencies between the definitions in Part III of this Statement and the definitions otherwise in this Declaration, the definitions in
Part III of this Statement shall control. As used in Part I and Part II of this Statement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "'AA' Composite Commercial Paper Rate" on any date means (i) the interest equivalent of the 7-day rate, in the case of a Dividend Period which is a Standard Dividend Period or shorter; for Dividend Periods greater than 7 days but fewer than or equal to 31 days, the 30-day rate; for Dividend Periods greater than 31 days but fewer than or equal to 61 days, the 60-day rate; for Dividend Periods greater than 61 days but fewer than or equal to 91 days, the 90-day rate; for Dividend Periods greater than 91 days but fewer than or equal to 270 days, the rate described in (ii); for Dividend Periods greater than 270 days, the Treasury Index Rate; on commercial paper on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest .001 of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co.; (2) in lieu of any thereof, its respective Affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefore, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "interest equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

          (b) "Accountant's Certificate" has the meaning set forth in Section 12(f) of Part I hereof.

          (c) "Affiliate" means any Person controlling, controlled by or under common control with the Trust; provided, however, that no Broker-Dealer controlling, controlled by or under common control with the Trust shall be deemed to be an Affiliate; nor shall any Person or any Person controlling, controlled by or under common control with such Person, one of the trustees, directors or executive officers of which is also a Trustee of the Trust, be deemed to be an Affiliate solely because such trustee, director or executive officer is also a Trustee of the Trust.

          (d) "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

          (e) "All Hold Rate" means 80% of the "AA" Composite Commercial Paper Rate.

          (f) "Applicable Rate" means, with respect to each Series for each Dividend Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Applicable Rate and (iii) in the case where all ARPS are the subject of Hold Orders for the Auction in respect thereof, the All Hold Rate.

          (g) "ARPS" means Auction Rate Preferred Shares, liquidation preference $25,000 per Share.

          (h) "ARPS Basic Maintenance Amount" as of any Valuation Date means the dollar amount equal to

               (i) the sum of (A) the sum of the products resulting from multiplying the number of Outstanding ARPS on such date by the liquidation preference (and redemption premium, if any) per Share; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) to and including the first Dividend Payment Date for each Outstanding ARPS that follows such Valuation Date (or to the 37th Business Day after such Valuation Date, if such 37th Business Day occurs before the first following Dividend Payment Date); (C) the amount of anticipated Trust non-interest expenses for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to ARPS plus interest actually accrued together with 37 Business Days additional interest on the current outstanding balances calculated at the current rate; (E) 100 per cent of the termination value of any swap, if payable by the Trust, marked to market daily as determined by the swap counterparty; (F) any current liabilities, payable during the 37 Business Days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to Preferred Shares for which a notice of redemption has been given, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(E); and (G) liabilities arising from any additional series of Preferred Shares, including other Series, ranking prior to or on a parity with ARPS with respect to the payment of dividends or the distribution of assets upon the dissolution or liquidation of the Trust or the termination of the Trust or the Preferred Shares; less

               (ii) the sum of any cash plus the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any
          (i)(B) through (i)(G) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody's and A-1+ by S&P, it will be valued at its face value).

          (i) "ARPS Basic Maintenance Certificate" has the meaning set forth in
Section 12(d) of Part I hereof.

          (j) "ARPS Series M, W, R and F" means the Shares of Series M, W, R and F of ARPS or any other Preferred Shares hereinafter designated as Shares of Series M, W, R and F of ARPS.

          (k) "Asset Coverage Cure Date" has the meaning set forth in Section 3(a)(ii) of Part I hereof.

          (l) "Auction" means each periodic operation of the procedures set forth under "Auction Procedures."

          (m) "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate.

          (n) "Auction Date" means the first Business Day next preceding the first day of a Dividend Period for each Series.

          (o) "Auction Procedures" means the procedures for conducting Auctions set forth in Part II hereof.

          (p) "Beneficial Owner," with respect to Shares of each Series, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of such Shares.

          (q) "Bid" shall have the meaning specified in paragraph (a) of Section 1 of Part II hereof.

          (r) "Bidder" shall have the meaning specified in paragraph (a) of
Section 1 of Part II hereof; provided, however, that neither the Trust nor any Affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an Affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

          (s) "Board of Trustees" or "Board" means the Board of Trustees of the Trust.

          (t) "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by applicable law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

          (u) "Broker-Dealer Agreement" means an agreement among the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

          (v) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or obligated by applicable law to close.

          (w) "Code" means the Internal Revenue Code of 1986, as amended.

          (x) "Commercial Paper Dealers" has the meaning set forth in the definition of AA Composite Commercial Paper Rate.

          (y) "Date of Original Issue" means the date on which a Series is originally issued by the Trust.

          (z) "Default" has the meaning set forth in Section 2(c)(ii) of Part I hereof.

          (aa) "Default Period" has the meaning set forth in Section 2(c)(ii) of
Part I hereof.

          (bb) "Default Rate" means the Reference Rate multiplied by three (3).

          (cc) "Deposit Securities" means cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-2 or SP-2 by S&P, except that, for purposes of
Section 3(a)(i) of Part I hereof, such obligations or securities shall be considered "Deposit Securities" only if they are also rated at least P-2 by Moody's.

          (dd) "Discount Factor" means the Moody's Discount Factor (if Moody's is then rating ARPS), the S&P Discount Factor (if S&P is then rating ARPS) or the discount factor established by any Other Rating Agency which is then rating ARPS and which so requires, whichever is applicable.

          (ee) "Discounted Value" means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

          (ff) "Dividend Default" has the meaning set forth in Section 2(c)(ii) of Part I hereof.

          (gg) "Dividend Payment Date" with respect to a Series means any date on which dividends are payable pursuant to Section 2(b) of Part I hereof.

          (hh) "Dividend Period" means, with respect to a Series, the period commencing on the Date of Original Issue thereof and ending on the date specified herein for such Series and thereafter, as to such Series, the period commencing on the day following each Dividend Period for such Series and ending on the day established for such Series by the Trust.

          (ii) "Eligible Assets" means Moody's Eligible Assets, S&P's Eligible Assets (if Moody's or S&P are then rating ARPS) and/or Other Rating Agency Eligible Assets if any Other Rating Agency is then rating ARPS, whichever is applicable.

          (jj) "Existing Holder," with respect to Shares of a Series, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of such Shares.

          (kk) Reserved.

          (ll) Reserved.

          (mm) Reserved.

          (nn) Reserved.

          (oo) "Holder" means, with respect to ARPS, the registered holder of Shares of each Series as the same appears on the share ledger or share records of the Trust.

          (pp) "Hold Order" shall have the meaning specified in paragraph (a) of
Section 1 of Part II hereof.

          (qq) "Mandatory Redemption Date" has the meaning set forth in Section 3(a)(iii) of Part I hereof.

          (rr) "Mandatory Redemption Price" has the meaning set forth in Section 3(a)(iii) of Part I hereof.

          (ss) "Market Value" means the fair market value of an asset of the Trust as computed as follows: Each security (excluding convertible bonds) held by the Trust is valued at its last sales price on the exchange where the security is principally traded or, lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security traded in the over-the-counter market (but not including securities reported on the NASDAQ National Market System) is valued at the closing bid price furnished by independent pricing services or market makers. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date or absent a last sales price, at the closing bid price on that day; option contracts are valued at the mean between the closing bid and asked prices on the exchange where the contracts are principally traded; futures contracts are valued at final settlement price quotations from the primary exchange on which they are traded. Debt securities (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, yield, quality, coupon rate, maturity, type of issue, individual trading characteristics and other market data. Securities for which market prices are not provided by any of the above methods are valued based upon the lower of two dealer bid prices from dealers making a market in such security. For U.S. securities, the dealers must be members of the National Association of Securities Dealers Inc. For non-U.S. securities, the dealers must be members of a dealer panel. At least one of the bids must be in writing and securities that are priced using models may require additional quotes. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Further, if events occur that materially affect the value of a security between the time trading ends on the security and the close of the customary trading session of the New York Stock Exchange, the Trust may value the security at its fair value as determined in good faith by or under the supervision of the Board of Trustees. Short-term investments are valued at amortized cost when the security has 60 days or less to maturity. Foreign securities are converted into U.S. dollars using exchange rates as of the close of the New York Stock Exchange. Generally, trading in foreign securities, corporate bonds, U.S. Government securities and money market instruments is substantially completed each day at various times prior to the close of the customary trading session of the New York Stock Exchange. The values of such securities are determined as of the close of the respective markets. Occasionally, events affecting the values of such securities may occur between the times at which such values are determined and the close of the customary trading session of the New York Stock Exchange which will not be reflected in the computation of the Market Value of an asset of the Trust. If a development/event has actually caused that closing price to no longer reflect actual value, the closing price, as of the close of the applicable market, may be adjusted to reflect the fair value of the affected securities as of the close of the New York Stock Exchange as determined in good faith by or under the supervision of the Board of Trustees. Any swap transaction that the Trust enters into may, depending on the applicable interest rate environment, have a positive or negative value. Any cap transaction that the Trust enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to the Trust under such transactions will be assets of the Trust and accrued payments by the Trust will be liabilities of the Trust.

          (tt) "Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage of the Reference Rate determined as set forth below based on the lower of the credit ratings assigned to the ARPS by Moody's and S&P, subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers; provided that immediately following any such increase the Trust would be in compliance with the ARPS Basic Maintenance Amount.

MOODY'S CREDIT RATING   S&P CREDIT RATING   APPLICABLE PERCENTAGE
---------------------   -----------------   ---------------------
    aa3 or Above          AA- or Above              150%
      a3 to a1              A- to A+                175%
    baa3 to baa1          BBB- to BBB+              250%
     Below baa3            Below BBB-               275%

          (uu) Reserved.

          (vv) "Moody's" means Moody's Investors Service, Inc. and its successors at law.

          (ww) "Moody's Discount Factor" means, for the purposes of determining the ARPS Basic Maintenance Amount, the percentage determined below:

               (i) Common shares and preferred shares of REITs and Other Real Estate Companies:

                                                        DISCOUNT FACTOR(1)(2)(3)
                                                        ------------------------
Common Shares of REITs...............................             154%
Preferred Shares of REITs with Senior Implied
   Moody's (or S&P) rating:..........................             154%
   without Senior Implied Moody's (or S&P) rating:...             208%
Preferred Shares of Other Real Estate Companies with
   Senior Implied Moody's (or S&P) rating:...........             208%
   without Senior Implied Moody's (or S&P) rating:...             250%

----------
(1) A Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate Industry/Property Sector Classification which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is between $150 million and $500 million.

               (ii) Debt Securities of REITs and Other Real Estate Companies(1):

MATURITY
IN YEARS   Aaa    Aa    A    Baa    Ba    B    Caa   NR(2)
--------   ---   ---   ---   ---   ---   ---   ---   -----
    1      109%  112%  115%  118%  119%  125%  225%   250%
    2      115%  118%  122%  125%  127%  133%  225%   250%
    3      120%  123%  127%  131%  133%  140%  225%   250%
    4      126%  129%  133%  138%  140%  147%  225%   250%
    5      132%  135%  139%  144%  146%  154%  225%   250%
    7      139%  143%  147%  152%  156%  164%  225%   250%
   10      145%  150%  155%  160%  164%  173%  225%   250%
   15      150%  155%  160%  165%  170%  180%  225%   250%
   20      150%  155%  160%  165%  170%  190%  225%   250%
   30      150%  155%  160%  165%  170%  191%  225%   250%

----------
(1) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) Unrated debt securities are limited to 10% of discounted Eligible Assets. If a security is unrated by Moody's but is rated by S&P, a rating two numeric ratings below the S&P rating will be used, e.g., where the S&P rating is AAA, a Moody's rating of Aa2 will be used; where the S&P rating is AA+, a Moody's rating of Aa3 will be used. If a security is unrated by either Moody's or S&P, the Trust will use the percentage set forth under "NR" in this table.

               (iii) U.S. Treasury Securities and U.S. Treasury Strips (as defined by Moody's):

                                               U.S. TREASURY     U.S. TREASURY
                                                 SECURITIES          STRIPS
REMAINING TERM TO MATURITY                    DISCOUNT FACTOR   DISCOUNT FACTOR
--------------------------                    ---------------   ---------------
1 year or less                                      107%              107%
2 years or less (but longer than year)              113%              114%
3 years or less (but longer than 2 years)           118%              120%
4 years or less (but longer than 3 years)           123%              127%
5 years or less (but longer than 4 years)           128%              133%
7 years or less (but longer than 5 years)           135%              145%
10 years or less (but longer than 7 years)          141%              159%

15 years or less (but longer than 10 years)         146%                    184%
20 years or less (but longer than 15 years)         154%                    211%
30 years or less (but longer than 20 years)         154%                    236%

               (iv) Short-Term Instruments and Cash. The Moody's Discount Factor applied to Moody's Eligible Assets that are short term money instruments (as defined by Moody's) will be (i) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within 49 days of the relevant valuation date, (ii) 102%, so long as such portfolio securities mature or have a demand feature at par not exercisable within 49 days of the relevant valuation date, and (iii) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within 49 days of the relevant valuation date. A Moody's Discount Factor of 100% will be applied to cash.

          (xx) "Moody's Eligible Asset" means the following:

               (i) Common shares of REITs and preferred shares and any debt security of REITs and Other Real Estate Companies: (A) which comprise at least 7 of the 14 Moody's Real Estate Industry/Property Sector Classifications ("Moody's Sector Classifications") listed below and of which no more than 35% may constitute a single such classification;
          (B) which in the aggregate constitute at least 40 separate classes of common shares, preferred shares, and debt securities, issued by at least 30 issuers; (C) issued by a single issuer which in the aggregate constitute no more than 7.0% of the Market Value of Moody's Eligible Assets, (D) issued by a single issuer which, with respect to 50% of the Market Value of Moody's Eligible Assets, constitute in the aggregate no more than 5% of Market Value of Moody's Eligible Assets; and (E) and which are issued by REITs or Other Real Estate Companies with a minimum market capitalization (including common shares and preferred shares) of $150 million;

               (ii) Unrated debt securities issued by an issuer which: (A) has not filed for bankruptcy within the past three years; (B) is current on all principal and interest on its fixed income obligations; (C) is current on all preferred stock dividends; (D) possesses a current, unqualified auditor's report without qualified, explanatory language and (E) in the aggregate, do not exceed 10% of the discounted Moody's Eligible Assets;

               (iii) Interest rate swaps entered into according to International Swaps and Derivatives Association, Inc. ("ISDA") standards if (i) the counterparty to the swap transaction has a short-term rating of not less than P-1 or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is Aa3 or higher and (ii) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the Preferred Shares originally issued. The interest rate swap transaction will be marked-to-market daily;

               (iv) U.S. Treasury Securities and Treasury Strips (as defined by Moody's);

               (v) Short-Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable Moody's rating criteria; and

               (vi) Cash (including, for this purpose, interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and
          (C) A1 or higher if the payment date is within 49 days of the relevant valuation date) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Trust has received prior written authorization from Moody's or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short-Term Money Market Instrument rating of at least P-1.

Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent it is: (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by Trust's advisors, subadviser, custodian, transfer agent or Auction Agent and (d) Liens by virtue of any repurchase agreement; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the ARPS Basic Maintenance Amount.

          (yy) "Moody's Real Estate Industry/Property Sector Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following Industry Classifications (as defined by the National Association of Real Estate Investment Trusts, NAREIT):

               (i)    Office

               (ii)   Industrial

               (iii)  Mixed

               (iv)   Shopping Centers

               (v)    Regional Malls

               (vi)   Free Standing

               (vii)  Apartments

               (viii) Manufactured Homes

               (ix)   Diversified

               (x)    Lodging/Resorts

               (xi)   Health Care

               (xii)  Home Financing

               (xiii) Commercial Financing

               (xiv)  Self Storage

               (xv)   Specialty

     The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment in consultation with the independent auditor and/ or Moody's, as necessary.

          (zz) "1940 Act ARPS Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to each outstanding class of senior securities of the Trust which are equity securities, including all Outstanding ARPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are equity securities of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

          (aaa) "1940 Act ARPS Asset Coverage Certificate" means the certificate required to be delivered by the Trust pursuant to Section 12(e) of Part I hereof.

          (bbb) "Notice of Redemption" means any notice with respect to the redemption of Shares of ARPS pursuant to Section 3 of Part I hereof.

          (ccc) "Order" shall have the meaning specified in paragraph (a) of
Section 1 of Part II hereof.

          (ddd) "Other Rating Agency" means any rating agency other than Moody's or S&P then providing a rating for ARPS pursuant to the request of the Trust.

          (eee) "Other Rating Agency Eligible Assets" means assets of the Trust designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Trust's assets in connection with such Other Rating Agency's rating of ARPS.

          (fff) "Other Real Estate Companies" means companies which generally derive at least 50% of their revenue from real estate or have at least 50% of their assets in real estate, but not including REITS.

          (ggg) "Outstanding ARPS" means, as of any date, ARPS theretofore issued by the Trust except, without duplication, (i) any ARPS theretofore canceled, redeemed or repurchased by the Trust, or delivered to the Auction Agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such ARPS and (ii) any ARPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of ARPS required to constitute a quorum), any ARPS of which any Affiliate of the Trust shall be the Existing Holder shall be disregarded and not deemed outstanding; (B) in connection with any Auction, any ARPS as to which any Person known to the Auction Agent to be an Affiliate of the Trust shall be the Existing Holder thereof shall be disregarded and deemed not to be outstanding; and (C) for purposes of determining the ARPS Basic Maintenance Amount, ARPS held by any Affiliate of the Trust shall be deemed outstanding.

          (hhh) "Outstanding Preferred Shares" means, as of any date, Preferred Shares theretofore issued by the Trust except, without duplication, (i) any Preferred Shares theretofore canceled, redeemed or repurchased by the Trust, or delivered to the Auction Agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such Preferred Shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of Preferred Shares required to constitute a quorum), any Preferred Shares of which any Affiliate of the Trust shall be the Existing Holder shall be disregarded and not deemed outstanding; (B) in connection with any Auction, any Preferred Shares as to which any Person known to the Auction Agent to be an Affiliate of the Trust shall be the Existing Holder thereof shall be disregarded and deemed not to be outstanding; and (C) for purposes of determining the ARPS Basic Maintenance Amount, Preferred Shares held by any Affiliate of the Trust shall be deemed outstanding.

          (iii) "Paying Agent" means Deutsche Bank Trust Company Americas unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as paying agent, which paying agent may be the same as the Auction Agent.

          (jjj) "Potential Beneficial Owner," with respect to Shares of a Series, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Shares of such Series but that wishes to purchase Shares of such Series, or that is a Beneficial Owner of Shares of such Series that wishes to purchase additional Shares of such Series.

          (kkk) "Redemption Default" has the meaning set forth in Section 2(c)(ii) of Part I hereof.

          (lll) "Redemption Price" has the meaning set forth in Section 3(a)(i) of Part I hereof.

          (mmm) "Reference Rate" means, with respect to the determination of the Maximum Rate and Default Rate, the applicable AA Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

          (nnn) "REIT" or real estate investment trust, means a company dedicated to owning, and usually operating, income producing real estate, or to financing real estate.

          (ooo) "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors at law.

          (ppp) "S&P Discount Factor" means, for purposes of determining the Discounted Value of any S&P Eligible Asset, the percentage determined as follows. The S&P Discount Factor for any S&P Eligible Asset other than the securities set forth below will be the percentage provided in writing by S&P:

               (a) Common shares and preferred shares of REITs and Other Real Estate Companies:

                                                               Diversification Standard
                                                   -----------------------------------------------
                                                   Level 1   Level 2   Level 3   Level 4   Level 5
                                                   -------   -------   -------   -------   -------
Minimum Number of:
Issuers (1)                                           50        44        40        44        30
Real Estate Industry/Property Sectors (2)             12        10         8         7         7
Percent of Assets in:
Largest Real Estate Industry/Property Sector          15%       17%       25%       30%       30%
2nd Largest Real Estate Industry/Property Sector      12%       15%       20%       25%       25%
3rd Largest Real Estate Industry/Property Sector      12%       12%       15%       15%       15%
4th Largest Real Estate Industry/Property Sector      10%       12%       12%       12%       12%
   Balance                                            51%       44%       28%       18%       18%
S&P Discount Factor:
common stock                                         178%      190%      208%      223%      231%
preferred stock (3)                                  145%      157%      167%      174%      178%

----------
(1) The three largest issuers may each constitute 6% of the total portfolio; the next four largest issuers may each constitute 5% of the total portfolio.

(2)  As defined by NAREIT.

(3) Applies to preferred stock assets, subject to diversification guidelines whereby at least 34% of the preferred stock assets are rated BB (or Moody's equivalent) or greater; at least 33% are rated B (or Moody's equivalent) or greater; and the balance of the preferred assets is rated B- (or Moody's equivalent) or is unrated.

(4) Excess concentrations within an Industry/Property Sector or per the 7 largest issuers will not qualify as an S&P Eligible Asset.

(5) Not more than 20% of the total S&P Eligible Assets may consist of non-investment grade or non-rated securities.

               (b) Debt Securities:

                              Diversification Standard
                  -----------------------------------------------
Bond Rating (1)   Level 1   Level 2   Level 3   Level 4   Level 5
---------------   -------   -------   -------   -------   -------
A                   115%      116%      117%      119%      118%
A-                  116%      117%      119%      120%      120%
BBB+                118%      119%      121%      122%      122%
BBB                 119%      121%      122%      124%      124%
BBB-                121%      122%      124%      126%      126%
BB+                 125%      127%      130%      133%      132%
BB                  130%      133%      137%      141%      139%
BB-                 135%      139%      144%      149%      147%
B+                  146%      152%      159%      166%      164%
B                   155%      163%      172%      182%      179%
B-                  165%      176%      188%      202%      197%
CCC+                189%      198%      212%      230%      224%
CCC                 215%      236%      262%      295%      284%

----------
(1) The S&P Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) If a security is unrated by S&P but is rated by Moody's, the conversion chart under S&P OC Test Rating Chart will apply.

               (c) U.S. Treasury Securities, including Treasury interest-only Strips and Treasury principal-only Strips, as set forth below:

52-week Treasury Bills*     102%
Two-Year Treasury Notes     104%
Three-Year Treasury Notes   108%
Five-Year Treasury Notes    109%
10-Year Treasury Notes      115%
30-Year Treasury Notes      126%

----------
* Treasury Bills with maturities of less than 52 weeks will be discounted at the appropriate Short-Term Money Market Instrument levels. Treasury Bills that mature the next day are considered cash equivalents and are valued at 100%.

               Treasury Strips: Treasury interest-only Strips will apply the discount factor for the Treasury category set forth above following the maturity of the Treasury Strip, e.g., a Treasury interest-only Strip with a maturity of seven years will apply the discount factor for the U.S. Treasury securities with a 10-year maturity. Treasury principal-only Strips will apply the discount factor that is two categories greater than its maturity, e.g., a Treasury principal-only Strip with a maturity of seven years will apply the discount factor for U.S. Treasury securities with a 30-year maturity.

                    (d) Cash and Cash Equivalents: The S&P Discount Factor
               applied to Cash and Cash Equivalents will be (A) 100% and (B) 102% for those portfolio securities which mature in 181 to 360 calendar days.

          (qqq) "S&P Eligible Assets" means the following:

                    (a) Publicly listed common shares and preferred shares of
               REITs with a market capitalization of greater than $100 million issued by U.S. issuers and any debt securities of REITs and Real Estate Companies issued by U.S. issuers;

                    (b) Interest rate swaps entered into according to ISDA
               standards if (i) the counterparty to the swap transaction has a short-term rating of not less than A-1 or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is AA - or higher and (ii) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the ARPS originally issued. The interest rate swap transaction will be marked-to-market daily by the swap counterparty;

                    (c) U.S. Treasury Securities and Treasury Strips (as defined by S & P);

                    (d) Short-Term Money Market Instruments so long as (A) such securities are issued by an institution, which, at the time of investment, is a permitted bank (including commercial paper issued by a corporation which complies with the applicable assumptions that follow) ("permitted bank" means any bank, domestic or foreign, whose commercial paper is rated A-1+) provided, however, that Short-Term Money Market Instruments with maturities of 30 days or less, invested in an institution rated A-1 may comprise up to 20% of eligible portfolio assets; and

                    (e) Cash, which is any immediately available funds in U.S.
               dollars or any currency other than U.S. dollars which is a freely convertible currency, and Cash Equivalents, which means investments (other than Cash) that are one or more of the following obligations or securities: (i) U.S. Government Securities; (ii) certificates of deposits of, banker's acceptances issued by or money market accounts in any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, so long as the deposits offered by such depository institution or trust company at the time of such investments are rated and have a rating of at least "P-1" by Moody's and "A-1+" by S&P (or, in the case of the principal depository institution in a holding company system whose deposits are not so rated, the long term debt obligations of such holding company are rated and such rating is at least "A-1" by Moody's and "A+" by S & P);
               (iii) commercial paper issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the commercial paper of such issuer is rated and has at the time of such investment a short term rating of at least "P-1" by Moody's and "A-1+" by S&P on its commercial paper; (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof the obligations of which at the time of such investment are rated and that have a credit rating of at least "P-1" by Moody's and "A-1+" by S&P either at the time of such investment or the making of a contractual commitment providing for such investment; (v) shares of any money market fund organized under the laws of a jurisdiction other than the United States, so long as such money market fund is rated and has at the time of such investment a short-term rating of at least "AAAm" or "AAAg" by S&P and "Aaa" by Moody's and ownership of such investments will not cause the issuer to become engaged in a trade or business within the United States for U.S. Federal income tax purposes or subject the issuer to tax on a net income basis; and (vi) unleveraged overnight repurchase obligations on customary terms with respect to investments described in clauses (i) through (iv) above entered into a depository institution, trust company or corporation that has a short-term rating of at least "A-1+" by S & P; provided, that (i) in no event shall Cash Equivalents include any obligation that provides for payment of interest along; (ii) Cash Equivalents referred to in clauses (ii) and (iii) above shall mature within 183 days of issuance; (iii) either Moody's or S&P changes in its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody's or S&P, as the case may be
               (iv) if either Moody's or S&P is not in the business of rating securities, then any ratings included in this definition shall be deemed to be an equivalent rating from another Rating Agency; (v) Cash Equivalents (other than U.S. Government Securities or money market funds maintained by the Custodian) shall not include any such investment of more than $100 million in any single issuer; and (vi) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars, any synthetic securities, any Securities with ratings containing an "r" subscript, and IOs or any POs (other than commercial paper with a maturity within 183 days of issuance).

          (rrr) "S&P OC Test Rating Chart" means the chart set forth below:

                Moody's Rating   Mapped S&P Rating
               ---------------   -----------------
                     Aaa                AA
                     Aa1                AA
                     Aa2                AA-
                     Aa3                A+
                     A1                 A
                     A2                 A-
                     A3                 BBB+
                     Baa1               BBB
                     Baa2               BBB-
                     Baa3               BB+
                     Ba1                BB-
                     Ba2                B+
                     Ba3                B
                     B1                 B-
                     B2                 CCC+
                     B3                 CCC
                     Caa                CCC-
               NR or below Caa          NR

          (sss) "S&P Real Estate Industry/Property Sector Classification" means, for the purposes of determining S&P Eligible Assets, each of the following Industry Classifications (as defined by NAREIT):

               1.   Office

               2.   Industrial

               3.   Mixed

               4.   Shopping Centers

               5.   Regional Malls

               6.   Free Standing

               7.   Apartments

               8.   Manufactured Homes

               9.   Diversified

               10.  Lodging/Resorts

               11.  Health Care

               12.  Home Financing

               13.  Commercial Financing

               14.  Self Storage

               15.  Specialty

               The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment, and, when necessary will consult with the independent auditor and/or S&P, as necessary.

          (ttt) "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (uuu) "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository in connection with the Shares of ARPS Series M, W, R and F.

          (vvv) "Sell Order" shall have the meaning specified in paragraph (a) of Section 1 of Part II hereof.

          (www) "Short-Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

               (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

               (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

               (iii) overnight funds; and

               (iv) U.S. Government Securities.

          (xxx) "Special Rate Period" means a Dividend Period that is not a Standard Rate Period.

          (yyy) "Specific Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Trustees after consultation with the Broker-Dealers, during which the Shares subject to such Special Rate Period are not subject to redemption at the option of the Trust pursuant to Section 3(a)(i) of Part I hereof and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the Shares subject to such Special Rate Period shall be redeemable at the Trust's option pursuant to Section 3(a)(i) of Part I hereof and/or in connection with any mandatory redemption pursuant to Section 3(a)(ii) of Part I hereof at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-Dealers.

          (zzz) "Standard Rate Period" means a Dividend Period of 7 days.

          (aaaa) "Submission Deadline" means 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          (bbbb) "Submitted Bid" shall have the meaning specified in paragraph
(a) of Section 3 of Part II hereof.

          (cccc) "Submitted Hold Order" shall have the meaning specified in paragraph (a) of Section 3 of Part II hereof.

          (dddd) "Submitted Order" shall have the meaning specified in paragraph
(a) of Section 3 of Part II hereof.

          (eeee) "Submitted Sell Order" shall have the meaning specified in paragraph (a) of Section 3 of Part II hereof.

          (ffff) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 3 of Part II hereof.

          (gggg) "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government securities selected by the Trust.

          (hhhh) "U.S. Government Securities" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

          (iiii) "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Trust; provided, further, however, that such date shall be not more than one week from the date on which ARPS Series M, W, R or F initially are issued.

          (jjjj) "Winning Bid Rate" has the meaning set forth in Section 3(a)(iii) of Part II hereof.

     2. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in Part I, Part II or Part III of this Statement, as the case may be, unless specifically identified otherwise.

                               [End of Statement]